Form N-4, Item 24(b)

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                                  EXHIBIT 8.2.1

                      Form of Participation Agreement with
                     Twentieth Century Investors, Inc. and
                     American United Life Insurance Company
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                          FUND PARTICIPATION AGREEMENT

     American United Life Insurance Company (the "Company") and Twentieth Century Investors, Inc. ("Twentieth Century") and its investment adviser, Investors Research Corporation ("Investors Research") hereby agree to an arrangement whereby shares of Select Investors and Ultra Investors (the "Funds") shall be made available to serve as underlying investment media for Group Annuity Contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:

1. ESTABLISHMENT OF ACCOUNT; AVAILABILITY OF FUNDS.

     The Company represents that it has established the Group Retirement Annuity Separate Account I and Group Retirement Annuity Separate Account II (the "Accounts"), each a separate account under law, and has registered each as a unit investment trust under the Investment Company Act of 1940 to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate series of the Accounts for investment in the shares of a specified investment company selected from among those companies available through the Accounts to act as underlying investment media. Selection of a particular series of the Accounts is made by the Contract owner, who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. MARKETING AND PROMOTION.

     The Company agrees to make every reasonable effort to market its Contracts. It will

D:\USER\WPTEXT\FUNDPART\AMUNITED.1
not give disproportionately unequal emphasis and promotion to shares of the Funds as compared to other underlying investments of the Accounts. In addition, the Company shall not impose any fee, condition, rule or regulation for the use by Contract owners of one or more of the Funds as an investment option that operates to the specific prejudice of any one or more of the Funds vis-a-vis the other investment options offered by the Company to Contract owners. In marketing and administering its Contracts, the Company will comply with all applicable state and Federal laws.

3. PRICING INFORMATION; ORDERS; SETTLEMENT.

     (a) Twentieth Century will make Fund shares available to be purchased by the Company on behalf of the Accounts at the net asset value applicable to each order. Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Funds serve as underlying investment media.

     (b) Twentieth Century will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day"). The Company will send directly to Twentieth Century or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Time the following business day. Payment for net purchases will be wired by the Company to a custodial account designated by Twentieth Century to coincide with the order for shares of the Funds.

     (c) Twentieth Century hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from Contract owners.

Orders from Contract owners received by the Company acting as agent for Twentieth Century prior to the close of the Exchange on any given business day will be executed by Twentieth Century at the net asset value determined as of the close of the Exchange on such business day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by Twentieth Century at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order.

     (d) Payments for net redemptions of shares of the Funds will be paid in cash and will be wired by Twentieth Century from the Twentieth Century custodial account to an account designated by the Company. Payment for net redemptions will ordinarily be wired one business day after the order for the redemptions has been sent by the Company to Twentieth Century or its specified agent.

4. COMPLIANCE.

     (a) In managing and administering Twentieth Century, Twentieth Century and Investors Research will comply in all material respects with all applicable state and Federal securities laws.

     (b) Twentieth Century and Investors Research shall use their respective best efforts to ensure that the Funds qualifies and continues to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code (or any successor or similar provision).

     (c) Twentieth Century and Investors Research shall use their respective best efforts to ensure that the Funds comply and maintains compliance with the diversification provisions of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder relating to the diversification requirements for variable annuity contracts, and with any prospective amendments or other modifications to Section 817 or regulations thereunder.

     (d) Unless it notifies the Company with reasonable promptness that it does not intend to do so, Twentieth Century shall take all steps necessary to adhere to any requirements under tax or insurance law or otherwise that pertain to a Fund by virtue of serving as an investment media for the Contracts for which notice is provided to Twentieth Century by the Company.

     (e) Investors Research shall notify the Company with reasonable promptness after having a reasonable basis for believing that a Fund has ceased to comply or likely will cease to comply or likely will cease to comply with any of the requirements described or referenced in Section 4(a), (b), (c), or (d) of this Agreement.

     (f) Twentieth Century and Investors Research represent and warrant that as of the date of this Agreement the shares of each Fund are duly authorized for issuance in accordance with applicable law, that the shares of the Fund are registered with the Securities and Exchange Commission ("SEC") as securities under the Securities Act of 1933, and that Twentieth Century is registered as an open-end management investment company under the Investment Company Act of 1940.

5. EXPENSES.

     (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by Twentieth Century under this Agreement shall be paid by Investors Research or Twentieth Century, including the cost of registration of Twentieth Century's shares with the SEC and in states where required.

     (b) Twentieth Century shall provide to the Company its proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, Twentieth Century shall provide the Company with a sufficient quantity of its prospectuses to be used in connection with the offerings and transactions contemplated by this Agreement. The cost of preparing and printing such materials shall be paid by Investors Research or Twentieth Century, and the cost of distributing such materials shall be paid by the Company; provided, however, that if at any time Twentieth Century reasonably deems the usage of such materials to be excessive, it may request that the Company pay the cost of printing (including press time and paper) of any additional copies of such materials requested by the Company.

6. REPRESENTATIONS.

     The Company and its agents shall not, without the written consent of Twentieth Century, make representations concerning Twentieth Century or its shares except those contained in the then current prospectuses, Registration Statement and in the then current printed sales literature of Twentieth Century.

7. ADMINISTRATION OF ACCOUNTS.

     (a) Administrative services to purchasers of Contracts shall be the responsibility of the Company and shall not be the responsibility of Twentieth Century or Investors Research. Twentieth Century and Investors Research recognize the Company as the sole shareholder of Twentieth Century shares issued under this Agreement. Twentieth Century and Investors Research further recognize that they will derive a substantial savings in administrative expense, such as significant reductions in postage expense and shareholder communications and recordkeeping, by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Investors Research agrees to pay to the Company an amount equal to 15 basis points (0.15%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate investment by the Company (on behalf of the Contract owners) in the Funds exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Funds reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Funds drops below $10 million.

     (b) Investors Research has advised the Company that it customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company to the Contract holders. The parties agree that Investors Research's payments to the Company, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (c) For the purposes of computing the payment to the Company contemplated by this Section 7, the average aggregate amount invested by the Company over a one month period shall be computed by totalling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during such month.

     (d) Investors  Research will  calculate  the payment  contemplated  by this
Section 7 at
the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the monthly amounts payable by Investors Research and such other supporting data as may be reasonably requested by the Company.

8. TERMINATION.

     This  Agreement  shall  terminate  as to  the  sale  and  issuance  of  new
Contracts:

     (a) at the option of either the Company or Twentieth Century upon 90 days' advance written notice to the other;

     (b) at the option of the Company if shares of the Funds are not available for any reason or if the Company shall reasonably determine in good faith that further investment in shares of the Funds is inappropriate in view of the purposes of the Contracts, provided that reasonable advance notice of election to terminate shall be furnished by the Company;

     (c) at the option of either the Company or Twentieth Century, upon institution of formal proceedings against the broker-dealer or broker-dealers underwriting the Contracts, the Account, the Company, Investors Research or Twentieth Century by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) at the option of Twentieth Century, if Twentieth Century shall reasonably determine in good faith that the Company is not offering shares of the Funds in conformity with the terms of this Agreement;

     (e) upon termination of the Management Agreement between Twentieth Century and Investors Research, notice of which shall be promptly furnished to the Company; provided, however, that this subsection (e) shall not apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between Twentieth Century and Investors Research;

     (f) upon the requisite vote of Contract owners having an interest in Twentieth Century to substitute for Twentieth Century's shares the shares of another investment company in accordance with the terms of Contracts for which Twentieth Century's shares had been selected to serve as an underlying investment medium; provided, however, that the Company shall give 60 days' written notice to Twentieth Century of any proposed vote to replace the Funds' shares;

     (g) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

     (h) if Twentieth Century's shares are not registered, issued or sold in conformance with Federal or applicable state law or such law precludes the use of Fund shares as the underlying investment medium of Contracts issued or to be issued by the Company, provided that prompt notice shall be given by either party should such situation occur;

     (i) at the option of the Company by written notice to the other parties in the event that a Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code or in the event that such Fund fails to meet the diversification requirements specified in Section 4(c) of this Agreement, or if the Company reasonably believes in good faith that such Fund may fail to so qualify as a Regulated Investment Company or may fail to meet such diversification requirements.

9. CONTINUATION OF AGREEMENT.

     Termination as the result of any cause listed in Section 8 shall not affect Twentieth

Century's obligation to maintain an account in the name of the Company on behalf of those Contract owners who selected one or more of the Funds as an investment option prior to the termination of this Agreement; provided, however, Twentieth Century shall have no administrative services payment obligation to the Company after such termination.

10. ADVERTISING MATERIALS; FILED DOCUMENTS.

     (a) Advertising and literature with respect to Twentieth Century prepared by the Company or its agents for use in marketing its Contracts will be submitted to Twentieth Century for review before such material is submitted to the SEC or NASD for review.

     (b) Twentieth Century will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to Twentieth Century at least one complete copy of all registration statements, prospectuses, statement of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements by any of the above that relate to the Accounts promptly after the filing of such document with the SEC or other regulatory authority.

11. SUBSTITUTION.

     The Company has advised Twentieth Century and Investors Research, and Twentieth Century and Investors Research understand that the Contracts provide that the Company reserves the right to substitute the shares of another investment company or series thereof for the shares of Twentieth Century if such shares are no longer available for investment, or if, in the judgment of the Company's management, further investment in the shares of the Funds would be inappropriate in view of the purposes of the Contracts. The Company hereby represents that all determinations of appropriateness will be reasonably made in good faith.

12. PROXY VOTING.

     The Company will distribute to Contract owners all proxy material furnished by Twentieth Century and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Twentieth Century shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not or oppose or interfere with the solicitation of proxies for Twentieth Century shares held for Contract owners.

 13. INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless Twentieth Century and each of its directors, officers, employees, agents and each person, if any, who controls Twentieth Century or its investment adviser within the meaning of the Securities Act of 1933 (the "Act") against any losses, claims, damages or liabilities to which Twentieth Century or any such director, officer, employee, agent, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Registration Statement, as amended, the prospectus or sales literature of Twentieth Century) of the Company or its agents, with respect to the sale and distribution of Contracts for which shares of the Funds are the underlying investment, or (ii) result from a breach of a material provision of this Agreement. The Company will reimburse any legal or other expenses reasonably incurred by Twentieth Century or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectus or sales literature in conformity with written materials furnished to the Company by Twentieth Century specifically for use therein.


     (b) Investors Research agrees to indemnify and hold harmless the Accounts, the Company and each of its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Accounts, the Company or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Funds or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated
therein or material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) result from a breach of a material provision of this Agreement. Investors Research will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Investors Research will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectus or sales literature in conformity with written materials furnished to Twentieth Century by the Company specifically for use therein.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

14. Miscellaneous.

     (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

        American United Life Insurance Company
        One American Square
        Indianapolis, Indiana 42606-0368
        Attention: Richard A. Wacker

     To Twentieth Century or Investors Research:

        Twentieth Century Investors, Inc.
        4500 Main Street
        Kansas City, Missouri 64111
        Attention: Patrick A. Looby

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof. IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the 1st day of March, 1994.


                         AMERICAN UNITED LIFE INSURANCE COMPANY
                         By: /s/  James H. Akins, Jr.
                          Name:   James H. Akins, Jr.
                          Title:  Vice President

                         INVESTORS RESEARCH CORPORATION

                         By: /s/ William M. Lyons
                          Name:  William M. Lyons
                          Title: Executive Vice President

                         TWENTIETH CENTURY INVESTORS, INC.

                         By: /s/ Patrick A. Looby
                          Name:  Patrick A. Looby
                          Title: Vice President

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT N0. 1 TO FUND PARTICIPATION AGREEMENT is made and entered into as of the 16th day of September 1997, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (he "Company"), AMERICAN CENTURY MUTUAL FUNDS, INC., formerly known as Twentieth Century Investors, Inc. (the "Issuer"), and its investment adviser, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., formerly known as Investors Research Corporation (the "Adviser"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, the Company, the Issuer and the Adviser are parties to a Fund Participation Agreement, dated as of March 1, 1994 (the "Agreement"), whereby shares of Select, formerly known as Select Investors, and shares of Ultra, formerly known as Ultra Investors, each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the Issuer (collectively, the "Funds"), were made available by the Issuer to serve as underlying investment media for Group Annuity Contracts to be issued through one or more separate accounts established by the Company under state law; and

WHEREAS, the Company offers or will offer to the public certain individual and group variable life insurance contracts (the "Variable Life Contracts"); and

WHEREAS, the Company, the Issuer and the Adviser now desire to modify the Agreement so that shares of the Funds may be made available to the Company to serve as underlying investment media for the Variable Life Contracts in addition to the Group Annuity Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties hereto hereby agree as follows:

1. The Company represents that it has established or will establish one or more separate accounts (each a "Variable Life Account") under state insurance law, each of which is or will be registered as a unit investment trust under the 1940 Act, to serve as investment vehicles for the Variable Life Contracts.

2. From and after the date hereof, pursuant to the terms of the Agreement as am ended from time to time, shares of the Funds shall be made available to serve as underlying investment media for the Variable Life Contracts in addition to the Group Annuity Contracts.

3. From and after the date hereof, unless the context otherwise requires, (a) references in the Agreement to the term "Accounts" shall be deemed to include the Variable Life Accounts and (b) references in the Agreement to the term "Contracts" shall be deemed to include the Variable Life Contracts.

I:LG/FPA.AUL.Mutual Funds.Amendl

4. In the event that there is any conflict between the terms of this Amendment No. l and the Agreement, it is the intention of the parties hereto that the terms of this Amendment No. 1 shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereto hereby confirm and ratify the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

                    AMERICAN UNITED LIFE INSURANCE COMPANY


                    By: /s/ Richard A. Wacker
                    Name:   Richard A. Wacker
                    Title:  Associate General Counsel


                    AMERICAN CENTURY INVESTMENT
                    MANAGEMENT, INC.

                    By: /s/ William M. Lyons
                    Name:   William M. Lyons
                            Executive Vice President

                    AMERICAN CENTURY MUTUAL FUNDS, INC.

                    By: /s/ William M. Lyons
                            William M. Lyons
                            Executive Vice President

I:LG/FPAAUL.Mutual Funds.Amendl

                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT is made as of the 1st day of March, 1999, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY MUTUAL FUNDS, INC. ("ACMF"), AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. ("ACQEF", and collectively with ACMF, the "Issuers''), and the investment adviser of the Issuers, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company. the ACMF and ACIM are parties to a certain Fund Participation Agreement dated March 1, 1994 and amended September 16, 1997 (the "Agreement") in connection with the participation by the Funds (as defined in the Agreement) in individual and group annuity contracts to be issued through one or more separate accounts established by the Company under state law; and

     WHEREAS, the Company desires to add the Income & Growth Fund, which is issued by ACQEF to be made available by the Company;

     WHEREAS, the parties have agreed to revise the amount of the administrative services fee subject to the provisions stated herein; and

     WHEREAS, the parties now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

     1. The first paragraph of the Fund Participation Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "American United Life Insurance Company (the "Company"), American Century Mutual Funds, Inc. ("ACMF") and American Century Quantitative Equity Funds, Inc. ("ACQEF", and collectively with ACMF the 'Issuers') and the investment advisor to the Issuers, American Century Investment Management, Inc. ("ACIM") hereby agree to an arrangement whereby shares of Select, Ultra and Income & Growth (the "Funds") shall be made available to serve as underlying investment media for Group Annuity Contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:"

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

     2. SECTION 7(a) of the Agreement is hereby amended by deleting the fourth and FIFTH sentences and inserting the following in lieu thereof.

          "In consideration of the administrative savings resulting from such arrangement, ACIM (or an affiliate of ACIM) shall pay the Company an amount equal to 25 basis POINTS (0.25%) PER annum of the average aggregate amount invested in any funds advised by ACIM and available for reimbursement by the Company, for as long as the average aggregate market value of the investments by the Company in such funds exceeds $150 million. In the event the average aggregate amount invested by the Company in funds advised by ACIM drops below $150 million, ACIvI (or an affiliate of ACIM) shall pay the Company an amount equal to 20 basis points (0.20%) per annum of the average aggregate amount invested in such funds by the Company. In the event the average aggregate amount invested by the Company in funds advised by ACIM drops below $10 million, the Company shall receive no reimbursement."

     3. In the event of a conflict between the terms of this Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Agreement.

     4. This Amendment No. 2 may be executed in two or more counterparts. each of which shall be an original and all of which together shall constitute one instrument.

     5. Except as expressly supplemented. amended or consented to hereby. all of the representations, warranties, terms. covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.


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                                        2

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

AMERICAN UNITED LIFE                AMERICA CENTURY INVESTMENT
INSURANCE COMPANY                   MANAGEMENT, INC.

By:  /s/ Richard A. Wacker          By: /s/ William M. Lyons
Name:    Richard A. Wacker          Name:   William M. Lyons
Title:   Associate General Counsel  Title:  Executive Vice President

                                    AMERICAN CENTURY MUTUAL FUNDS, INC. AMERICAN
                                    CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                    By: /s/ Charles A. Etherington
                                    Name:   Charles A. Etherington
                                    Title:  Assistant Vice President



J:\LG\LG\FPA\ADDENA\American United Life Ins.Co.Amend No.2 to Agmt No.3.doc

                 AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT is effective as of the 1st day of May, 2001, by and among AMERICAN UNITED LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY MUTUAL FUNDS, INC. ("ACMF"), AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. ("ACQEF", and collectively with ACMF, the "Issuers"), and the investment adviser of the Issuers, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company, the Issuers and ACIM are parties to a certain Fund Participation Agreement dated March 1, 1994, as amended September 16, 1997 and March 1, 1999 (the "Agreement") in connection with the participation by the Funds (as defined in the Agreement) in individual and group annuity contracts to be issued through one or more separate accounts established by the Company under state law; and

     WHEREAS, the Company desires to expand the number of Funds to be made available by the Company;

     WHEREAS, the parties desire to revise the instructions for wire redemptions as set forth herein;

     WHEREAS, the Issuers wish to assign to ACIM all of their rights and obligations under the existing Agreement and Company wishes to consent to such assignment; and

     WHEREAS, the parties now desire to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein the parties hereto agree as follows:

1. Addition of Funds. The first paragraph of the Fund Participation Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

          "American  United  Life  Insurance  Company  (the  "Company")  and the
          investment advisor to the Issuers, American Century Investment Management, Inc. ("ACIM") hereby agree to an arrangement whereby shares of the Select Fund, Ultra Fund, Income & Growth Fund, Small Cap Value Fund and Equity Income Fund (the "Funds") each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (collectively the

          "Issuers") shall be made available to serve as underlying investment media for Group Annuity Contracts ("Contracts") to be offered to the public by the Company, subject to the following provisions:"

2.   Pricing Information;  Order;  Settlement.  Section 3(d) of the Agreement is
     hereby  deleted  in  its  entirety  and  the  following   Section  3(d)  is
     substituted in lieu thereof.

          "Payments for net redemption of shares of the Fund will be paid in cash and will be wired by ACIM from the custodial account designated by the Company. Payment for net redemptions will be wired on the same Business Day the Order for the redemption has been sent by the Company to ACIM or its specified agent."

Assignment by Issuers. Issuers hereby assign all of their rights and obligations under the Agreement to ACIM and ACIM hereby accepts such assignment. ACIM is hereby authorized to make all representations made by Issuers under the Agreement. The Company hereby consents to such assignment. In connection with the assignment to ACIM, it is no longer necessary to include Fund Issuers as parties to the Agreement. Accordingly, the parties hereby agree to the removal of Issuers as parties to the Agreement. All communications and notices to Issuers required under the Agreement should be sent in accordance with the procedure set forth in the Agreement to ACIM. From the date of this Amendment, all references to Issuers shall be deemed to refer to ACIM.

4. Ratification. In the event of a conflict between the terms of this Amendment No. 3 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 3 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 3, the parties hereby confirm and ratify the Agreement.

5. Counterparts. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

AMERICAN UNITED LIFE                    AMERICAN CENTURY INVESTMENT
INSURANCE COMPANY                         MANAGEMENT, INC.

By: /s/ Richard A. Wacker                By: /s/ David C. Tucker
Name:   Richard A. Wacker                 Name:  David C. Tucker
Title:  Associate General                 Title: Sr. Vice President
        Counsel

                                        AMERICAN CENTURY MUTUAL FUNDS, INC.
                                        AMERICAN CENTURY QUANTITATIVE EQUITY
                                        FUNDS, INC.

                                        By: /s/  Charles A. Etherington
                                        Name:    Charles A. Etherington
                                        Title:   Vice President

                                        3